                                                                  EXHIBIT 3.1

                               State of Delaware

                        Office of the Secretary of State

                        --------------------------------

     I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "MILLBROOK ACQUISITION CORP.", CHANGING ITS NAME FROM "MILLBROOK ACQUISITION CORP." TO "THE MILLBROOK PRESS INC.", FILED IN THIS OFFICE ON THE EIGHTH DAY OF MARCH, A.D. 1994, AT 4:01 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.



                                  [SEAL] William T. Quillen
                                         --------------------------------------
                                         William T. Quillen, Secretary of State


2375531 8100                            AUTHENTICATION:  7051851
944036351                                         DATE:  03-09-94

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                          MILLBROOK ACQUISITION CORP.

      Millbrook Acquisition Corp. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "GCL"), certifies as follows:

      1. Name. The name of the corporation is MILLBROOK ACQUISITION CORP.

      2. The date of filing of the Corporation's certificate of incorporation (the "Certificate of Incorporation") with the Secretary of State of the State of Delaware was February 3, 1994.

      3. Address; Registered Agent. The address of the Corporation's registered office is 1209 Orange Street, Wilmington, Delaware 19801; and its registered agent at such address is The Corporation Trust Company.

      4. Purpose. The purpose of the Corporation is to engage in, carry on, and conduct any lawful act or activity for which corporations may be organized under the GCL.

      5. The Certificate of Incorporation is amended as follows:

            (a) Paragraph 1 of the Certificate of Incorporation is hereby amended and substituted in its entirety so that it shall now read as follows:

                  "1. The name of the Corporation is The Millbrook Press Inc. (the "Corporation")"

            (b) Paragraph 4 of the Certificate of Incorporation is hereby amended and substituted in its entirety so that it shall now read as follows:

                  "4. Authorized Capital Stock. The total number of shares of stock which the Corporation shall have the authority to issue is five million and ten thousand (5,010,000), five million (5,000,000) of which shall be shares of common stock, $.01 par value per share (the "Common Stock"), and ten thousand (10,000) of which shall be shares of preferred stock, $.01 par value per share (the "Preferred Stock")."

            (c) Paragraph 6 of the Certificate of Incorporation is hereby amended and substituted in its entirety so that it shall now read as follows:

                  "6. Certificate Provision Authorizing Preferred Stock. The
            Board of Directors is authorized, subject to limitations prescribed by law and the provisions of Paragraph 4 hereof, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof.

                  The authority of the Board of Directors with respect to each series shall include, but shall not be limited to, the determination of the following

                  (a) The number of shares constituting each series and the distinctive designation of each series;

                  (b) The dividend rate on the shares of each series, the manner in which dividends shall be paid, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of each series;

                  (c) Whether each series shall have voting rights in addition to the voting rights provided by law, and if so, the terms of such voting rights;

                  (d) Whether each series shall have conversion privileges, and if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  (e) Whether or not the shares of each series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (f) Whether each series shall have a sinking fund for the redemption or purchase of shares of each such series, and if so, the terms and amount of such sinking fund;

                  (g) The rights of the shares of each series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, and the relative rights or priority, if any, of payment of shares of each such series; and

                  (h) Any other relative rights, preferences, and limitations of each such series.

            Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the shares of Common Stock with respect to the same dividend period."

            (d) Paragraph 7 of the Certificate of Incorporation is hereby amended and substituted in its entirety so that it shall now read as follows:

                  "7. No Preemptive Rights; Rights to Purchase Certain Securities. No holder of shares of Common Stock or Preferred Stock of the Corporation shall be entitled as of right to subscribe for, purchase, or receive any new or additional shares of any class, whether now or hereafter authorized, or nay notes, bonds, debentures, or other securities convertible into, or carrying options or warrants to purchase, shares of any class; provided, however, all such new or additional shares of any class, or notes, bonds, debentures, or other securities convertible into, or carrying options or warrants to purchase, shares of any class may be issued or disposed of by the Board of Directors to such persons and on such terms as it, in its absolute discretion, may deem advisable.

            (e) Paragraph 8 of the Certificate of Incorporation is hereby amended and substituted in its entirety so that is shall now read as follows:

                  "8. Personal Liability. A director of the Corporation shall not be personally liable to the Corporation or its stock holders for monetary damages for breach of fiduciary duty as a director; provided, however, the foregoing shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (c) under Section 174 of the GCL, or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Paragraph 8 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification."

            (f) Paragraph 9 of the Certificate of Incorporation is hereby amended and substituted in its entirety so that it shall now read as follows:

                  "9. Indemnification. The Corporation shall have the power to indemnify its officers, directors, employees and agents, and such other persons as may be designated by the Board of Directors of the Corporation or as may be provided in its By-laws, to the fullest extent permitted by the laws of the State of Delaware."

            (g) Paragraph 13 of the Certificate of Incorporation is hereby amended and substituted in its entirety so that it shall now read as follows:

                  "13. Amendment to By-laws. In furtherance of and not in limitation of the powers conferred by the GCL, the Board of Directors is expressly authorized to adopt, make, alter, amend, or repeal the By-laws of the Corporation."

            (h) New Paragraphs 14 and 15 are hereby added to the end of the Certificate of Incorporation and shall read as follows:

                  "14. Construction of Terms. The objects, purposes and powers specified in any clause or paragraph of this Certificate of Incorporation shall be in no way limited or restricted by reference to or inference from the terms of any other clause or paragraph of this Certificate of

                               State of Delaware

                        Office of the Secretary of State

                        --------------------------------

     I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "MILLBROOK ACQUISITION CORP.", FILED IN THIS OFFICE ON THE THIRD DAY OF FEBRUARY, A.D. 1994, AT 4 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.


                                   [SEAL] /s/ William T. Quillen
                                          --------------------------------------
                                          William T. Quillen, Secretary of State

2375531 8100                             AUTHENTICATION: 7019874
944014254                                DATE: 02-04-94

                          CERTIFICATE OF INCORPORATION

                                       OF

                           MILLBROOK ACQUISITION CORP.

     The undersigned incorporator, a natural person, in order to form a corporation under the General Corporation Law of the State of Delaware (the "GCL"), certifies as follows:

     1. Name. The name of the corporation is MILLBROOK ACQUISITION CORP. (the "Corporation").

     2. Address; Registered Agent. The address of the Corporation's registered office is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801; and its registered agent at such address is The Corporation Trust Company.

     3. Purpose. The purpose of the Corporation is to engage in, carry on, and conduct any lawful act or activity for which corporations may be organized under the GCL.

     4. Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is two million and sixty thousand (2,060,000), two million and fifty thousand (2,050,000) of which shall be shares of common stock, $.01 par value per share (the "Common Stock"), and ten thousand (10,000) of which shall be shares of blank check preferred stock, $.01 par value per share (the "Blank Check Preferred Stock").

     5. Name and Address of Incorporator. The name and mailing address of the incorporator is: Robert Londin, Morrison Cohen Singer & Weinstein, 750 Lexington Avenue, New York, New York 10022.

     6. Certificate Provision Authorizing "Blank Check" Preferred Stock. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of

Paragraph 4 hereof, to provide for the issuance of the shares of preferred stock (the "Preferred Stock") in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof.

     The authority of the Board with respect to each series shall include, but shall not be limited to, the determination of the following:

     (a) The number of shares constituting each series and the distinctive designation of each series;

     (b) The dividend rate on the shares of each series, the manner in which dividends shall be paid, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of each series;

     (c) Whether each series shall have voting rights in addition to the voting rights provided by law, and if so, the terms of such voting rights;

     (d) Whether each series shall have conversion privileges, and if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

     (e) Whether or not the shares of each series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

     (f) Whether each series shall have a sinking fund for the redemption or purchase of each such series, and if so, the terms and amount of such sinking fund;

     (g) The rights of the shares of each series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, and the relative rights or priority, if any, of payment of shares of each such series;

     (h) Any other relative rights, preferences, and limitations of each such series.

     Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the shares of Common Stock with respect to the same dividends period.

     If upon any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

     7. No Preemptive Rights; Rights to Purchase Certain Securities. No holder of shares of Common Stock or Blank Check Preferred Stock of the Corporation shall be entitled as of right to subscribe for, purchase, or receive any new or additional shares of any class, whether now or hereafter authorized, or any notes, bonds, debentures, or other securities convertible into, or carrying options to warrants to purchase, shares of any class may be issued or disposed of by the Board of Directors to such persons and on such terms as it, in its absolute discretion, may deem advisable.

     8. Personal Liability. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by Paragraph
(7) of subsection (b) of Section 102 of the GCL, as the same may be amended and supplemented.

     9. Indemnification. The Corporation shall be obligated to indemnify in accordance with the provisions of this Paragraph 9:

          (a) Obligations to Indemnify. To the fullest extent authorized by the GCL, the Corporation shall indemnify, hold harmless, and advance expenses to each person (and, where applicable, and whether the person died testate or intestate, the personal representative of the person, the estate of such person, and such person's legatees and heirs) who is or has served as director of or officer of (i) the Corporation; (ii) any predecessor of the Corporation; or
(iii) any other enterprise at the request of the Corporation or of any predecessor of the Corporation, who was or is made a party to, or is threatened to by made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (collectively, a "Proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or, at the request of the Corporation, is or was serving as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent. Such obligation to indemnify and hold harmless shall cover all recoverable expenses, liabilities, and losses (including, without limitation, attorneys' fees and disbursements, judgments, fines, ERISA excise taxes, costs of investigation or penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be an officer, director, employee, or agent shall inure to the benefit of his or her heirs, executors, and administrators; provided, however, except as provided in subparagraph 9(a) of this Paragraph 9, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred by the Paragraph 9 shall include the right to be paid by the Corporation the expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, if the GCL requires, the payment of such expenses incurred by a director or officer of the Corporation in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this subparagraph 9(a) or otherwise.

          (b) Construction and Presumption Favoring Indemnification. In connection with each claim for indemnification, this Paragraph 9 shall be liberally construed in favor of indemnification and there shall be a rebuttable presumption that the Corporation shall bear the burden of proving by a preponderance of the evidence that the claimant is not so entitled to indemnification.

          (c) Right of Claimant to Bring Suit. If a claim under this Paragraph 9 is not paid in full by the Corporation within (30) days after a written claim has been received by the Corporation, the claimant, at any time thereafter, may bring suit to recover the unpaid amount of the claim, and if successful, in whole or in part, the claimant also shall be entitled to be paid for any and all expenses incurred in prosecuting such claim. The failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper shall not be a defense to any such action or create a presumption that the claimant has not met the applicable standard of conduct.

          (d) Defense to Enforcement. It shall be a defense to any such action that the claimant has not met the standards of conduct which make it permissible for the Corporation to indemnify the claimant for the amount claimed. The burden of proving such defense shall be on the Corporation. The defense referred to in the first sentence of this subparagraph 9(d) shall not be available in any action brought to enforce a claim for expense incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation.

          (e) Confidentiality. Any finding by the Board of Directors, independent legal counsel, or the shareholders that a person asserting a claim for indemnification pursuant to this Paragraph 9 is not entitled to such indemnification, and any information which may support such finding, shall be held by the Board of Directors, independent legal counsel, and the shareholders in confidence to the extent permitted by law and shall not be disclosed to any third party. If the Corporation, the Board of Directors, or the shareholders are requested or required (by questions, interrogatories, subpoena, civil investigative demand, or other process) to disclose any such confidential information, the person or entity so requested or required shall provide the claimant with prompt notice of each such request and shall use its best efforts to lawfully not disclose any such confidential information, including, without limitation, seeking a protective order at the Corporation's expense.

          (f) Contract Right. The foregoing provisions of this Paragraph 9 shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this Paragraph 9 is in effect. Any repeal or modification of this Paragraph 9 shall not impair or otherwise affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any Proceeding theretofore or thereafter brought based, in whole or in part, upon any such state of facts.

          (g) Indemnity of Others. The Board of Directors, in its discretion, shall have the power, on behalf of the Corporation, to enter into agreements to indemnify any person, other than a director or officer, made a party to any Proceeding by reason of the fact that he or she or his or her testate or intestate personal representative, legatees, or heirs is or was an employee or agent, or otherwise acting on behalf of the Corporation or a predecessor of the Corporation, or serving at the request of the Corporation or its predecessor, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise.

          (h) Non-Exclusivity. The rights of indemnification and advancement of expenses provided by this Paragraph 9 shall not be deemed exclusive of any rights not provided by this Paragraph 9 to which any director or officer may otherwise be entitled.

          (i) Severability. If for any reason a provision of this Paragraph 9 shall be deemed invalid or unenforceable, the Corporation shall remain obligated to indemnify and advance expenses pursuant to all those provisions of this Paragraph 9 which are valid and enforceable.

          (j) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such person against such expense, liability, or loss under the GCL.

     10. Amendment; Repeal. From time to time, any of the provisions of this Certificate may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate are granted subject to the provisions of this Paragraph 10.

     11. Compromises and Arrangements. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, an court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation , as the case may be, and also on the Corporation.

     12. Election of Directors. Election of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

     13. Amendment to By-laws. In furtherance of and not in limitation of the powers conferred by the GCL, the Board of Directors is expressly authorized to make, alter or repeal the By-laws of the Corporation.

     IN WITNESS WHEREOF, this Certificate has been signed on this 2nd day of February, 1994, and the signature of the undersigned shall constitute the affirmation and acknowledgement of the undersigned, under penalties of perjury, that this Certificate is the act and deed of the undersigned and that the facts stated in the Certificate are true.

                                                /s/ Robert Londin
                                                ---------------------------
                                                Robert Londin, Incorporator